Exhibit 99.1

                                                    Contact:
                                                    --------
                                                    Stephen M. Mengert
                                                    Chief Financial Officer
                                                    770/767-4500

                    MATRIA HEALTHCARE ANNOUNCES 2006 OUTLOOK
                    ----------------------------------------

             COMPANY FORECASTS REVENUES OF $370 TO $380 MILLION AND
                  $1.35 TO $1.56 EPS FROM CONTINUING OPERATIONS

     Marietta, GA, January 6, 2006 -- Matria Healthcare, Inc. (NASDAQ/NM: MATR) announced today its outlook for the year 2006. On December 15, 2005 Matria announced a definitive agreement to acquire CorSolutions Medical, Inc. The Company is awaiting clearance from the Federal Trade Commission (FTC) to close the transaction and currently does not anticipate any undue delay. The 2006 forecast includes the anticipated impact of the CorSolutions acquisition.

     Matria has made the strategic decision to divest Facet Technologies, the Company's diabetes product design, development and assembly business, and the Company's foreign diabetes service operations in Germany. As of December 31, 2005, the Company will report both of these operations as assets held for sale and accordingly, their results of operations will be included in the Company's discontinued operations for prior and future periods.

     Parker H. "Pete" Petit, Chairman and Chief Executive Officer, stated, "With our acquisition of CorSolutions and our divestiture strategy in place, we are positioning Matria as a pure play in the disease management and wellness market, which we call health enhancement. This rapidly expanding market will now be our principal operating focus. Combining Matria and CorSolutions will provide the industry's most expansive array of programs and services that address the full continuum of care ranging from wellness programs to support the health, well-being and productivity of employees and health plan members, chronic disease management programs, programs for the management of high-cost episodic conditions, including high-risk pregnancies and cancer, programs for acute condition management and case management of catastrophic conditions."

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Matria Healthcare Announces 2006 Outlook
January 6, 2006
Page 2 of 7

     Dr. Richard M. Hassett, President and Chief Operating Officer, said, "All of our operations address some or multiple aspects of this comprehensive and fully integrated approach to health, productivity and disease management. However, our care continuum for the management of complicated and high-risk pregnancies also includes the delivery of obstetrical disease management telemedicine services. For clarity of communication, we will describe the health, productivity and disease management services that focus on high-risk pregnancies and neo-natal conditions under the category of Women's and Children's Health and the health, productivity and disease management programs focusing on all other conditions under the category of Health Enhancement."

OUTLOOK FOR 2006

     A key assumption in the following estimates is that the FTC completes its review of the CorSolutions acquisition and notifies the Company of its clearance by no later than January 20, 2006.

     Consistent with prior years, Matria is providing a range of estimates for 2006 revenues and earnings. The range in forecasted revenues; operating profit; earnings before interest, taxes, depreciation and amortization (EBITDA); and earnings per share is attributable principally to the number and timing of potential new awards of 2006 business, financing and interest rate terms and operating efficiencies. The Company's range in its 2006 guidance is as follows:

                                                             2006 ESTIMATES
                                                          --------------------
   Revenues                                               $370 to $380 million

   Operating profit from continuing operations            $75 to $82 million

   EBITDA from continuing operations                      $92 to $100 million

   Earnings per diluted share from continuing operations  $1.35 to $1.56

     The low end of the Company's 2006 estimates includes the following assumptions: the previously announced new and expanded Matria disease management accounts, for which the Company has received vendor notification, are implemented as scheduled during the first and second quarters of 2006; the disease management accounts that have notified CorSolutions of awarded business also are implemented during the first and second quarters of 2006; no unexpected terminations or reductions in revenues from Matria's or CorSolutions' existing accounts; and certain yet to be awarded new business with forecasted implementations during the second, third and fourth quarters of 2006 are, in fact, awarded and implemented as forecasted.

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Matria Healthcare Announces 2006 Outlook
January 6, 2006
Page 3 of 7

     The high end of the Company's estimates for 2006 is based on the following additions to the low end projections: additional disease management accounts currently in the collective Matria and CorSolutions sales channels are awarded, implemented, and generate $10 million of incremental revenues in 2006; the Company is successful in obtaining more favorable financing and interest rate terms, and certain additional operating efficiencies are achieved during the year.

     Both the low and high end of the Company's 2006 estimates include a conservative 7% growth in revenues from Women's and Children's Health.

     Petit commented, "Our outlook for 2006 is exciting. The melding of CorSolutions and Matria will be very beneficial as we attempt to fulfill the immense opportunities that are available to improve the health and well-being of individuals. There needs to be a massive scale-up of capability within this segment of healthcare, and we are doing our part. Relative to our 2006 financial outlook, I want to emphasize that our revenues and earnings per share will build fairly rapidly quarter over quarter. Our first quarter revenues and earnings per share still have some degree of timing uncertainty as we bring these two organizations together. Therefore, we will necessarily forecast conservatively in the early part of 2006. Our first quarter revenues and profits will not be at a run rate indicative of the performance for the year. However, with a large portion of our revenues in the disease management area already awarded or under contract, and with the robust market opportunities, we feel confident that our annual forecast is realistic and achievable."

     "Approximately 80% of our projected 2006 revenues, other than revenues projected for Women's and Children's Health, are from existing or awarded Matria and CorSolutions contracts. The current disease management, wellness and productivity improvement business opportunities are robust. This reflects the continuing and broadening interest in these types of programs for employers, health plans, TPA's, bio-pharma companies and the government," added Hassett.

     Excluded from the Company's forecasted 2006 earnings per share from continuing operations are any expenses related to the FAS 123R requirements for share-based compensation. The Company expects the 2006 full year earnings per share impact of the FAS 123R regulations for expensing of stock options to be between $0.25 and $0.30.

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Matria Healthcare Announces 2006 Outlook
January 6, 2006
Page 4 of 7

HEALTH ENHANCEMENT

     During 2005, Matria announced that it was awarded 40 new or expanded disease management accounts. These previously announced new or expanded disease management accounts included 33 self-insured employers, two health plans, three third party administrators and two bio-pharma companies. In 2005, CorSolutions was awarded 58 new or expanded accounts consisting of 15 self-insured employers, 29 health plans and 14 third-party administrators. The Matria and CorSolutions sales channels continue to expand and the Company expects an even greater number of new disease management business awards during 2006. The Company expects to announce some of these new awards in the near future. The combined sales channel consists not only of employers, health plans and third party administrators, but also includes increasing numbers of bio-pharma companies that are looking to disease management programs as a significant tool to improve the medical outcomes of patients utilizing certain complex pharmaceuticals.

     The Company is optimistic that the demand for disease management programs will continue to increase during the year. This increased demand is forecasted for the self-insured employers, certain national and regional health plans, Medicare and Medicaid programs, and the bio-pharma sectors of the market, plus emerging demand from the healthcare systems in certain foreign countries.

WOMEN'S AND CHILDREN'S HEALTH

     Through the first three quarters of 2005, Women's and Children's Health reported revenue growth of approximately 11.4% when compared to the same period in 2004. In 2005, Women's and Children's Health was awarded another new state Medicaid program and 11 new or expanded accounts for its obstetrical disease management and case management services. In 2006, the Company expects Women's and Children's Health to secure four additional state Medicaid programs and 16 new awards for its obstetrical disease and case management services.

FIRST QUARTER 2006

     The Company reported that it will provide guidance specific to the first quarter of 2006 when the Company releases its full year 2005 results. Matria expects to release its 2005 results on February 23, 2006.

2005 ONE-TIME CHARGES RELATED TO DISCONTINUED OPERATIONS

     In an unrelated matter, the Company also announced that it has reached verbal agreement on a settlement of the qui tam claim related to the Company's former subsidiary, Diabetes Self Care, Inc., which was divested on June 30, 2004. The purchaser did not assume liability for this claim, and consequently, the Company is fully funding the settlement amount of $10 million. The one-time settlement amount will be a 2005 charge to discontinued operations.

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Matria Healthcare Announces 2006 Outlook
January 6, 2006
Page 5 of 7

CONFERENCE CALL

     The Company will host a conference call to discuss this press release and the outlook on 2006 later today, January 6, 2006, at 10:30 a.m. Eastern Standard time. A listen only simulcast, followed by a 30-day replay, of the conference call will be available online at www.matria.com and www.fulldisclosure.com today, January 6, 2006, beginning at 10:30 a.m. Eastern Standard time.

ABOUT MATRIA

     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans and employers. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found on line at www.matria.com.

SAFE HARBOR STATEMENT

     This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the full year of 2006, the anticipated divestitures of Facet Technologies and the Company's foreign diabetes service operations, the Company's successful transition to a pure play in the health enhancement market, the FTC's clearance of the CorSolutions transaction, the benefits of combining CorSolutions and Matria and the operating efficiencies to be achieved thereby, the expected impact of the FAS 123R regulations, assumptions about interest rates and financing terms, the expected new and expanded awards of business to be received during 2006, retention of existing business, prospects for growth in the Women's and Children's Health business, the continuation of the rapid growth of the Company's health enhancement, wellness and disease management business, and the financial impact of the disease management accounts to be awarded in 2006 and the timing of their implementation.

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Matria Healthcare Announces 2006 Outlook
January 6, 2006
Page 6 of 7

These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for the full year of 2006, failure to complete the divestitures of Facet Technologies and the Company's foreign operations, delays in receiving clearance from the FTC for the CorSolutions transaction, delay in consummation of the transaction or problems related to integration, failure to achieve projected operating efficiencies, higher than expected charges related to FAS 123R, unfavorable variances in interest rates and financing terms, the possibility that demand for the Company's disease management-related programs, including, without limitation, health and wellness services will diminish or not continue to grow, inability of the Company to continue to demonstrate significant cost savings and compelling outcomes for its disease management clients, failure to achieve the revenue expectations for the Company's awarded business during 2006, delays or problems in implementation or management of new disease management contracts, loss or reduced revenue from existing contracts, failure to sustain the growth in the Women's and Children's Health business, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2004. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

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Matria Healthcare Announces 2006 Outlook
January 6, 2006
Page 7 of 7

                             MATRIA HEALTHCARE, INC.
         RECONCILIATION OF NON-GAAP FINANCIAL MEASURES FOR 2006 OUTLOOK
                 (Amounts in millions, except per share amounts)

RECONCILATION OF EARNINGS FROM CONTINUING OPERATIONS TO
-------------------------------------------------------
EBITDA FROM CONTINUING OPERATIONS EXCLUDING SHARE-BASED COMPENSATION
--------------------------------------------------------------------

                                                               LOW        HIGH
                                                            --------    --------
Earnings from continuing operations                         $     23    $     29

Share-based compensation                                          10           8

Income tax expense                                                16          21

Interest expense, net                                             25          24

Depreciation and amortization                                     18          18
                                                            --------    --------
  EBITDA excluding share-based compensation expense         $     92    $    100
                                                            ========    ========

RECONCILATION OF OPERATING PROFIT FROM
--------------------------------------
CONTINUING OPERATIONS TO OPERATING PROFIT FROM CONTINUING
---------------------------------------------------------
OPERATIONS EXCLUDING SHARE-BASED COMPENSATION
---------------------------------------------

                                                               LOW        HIGH
                                                            --------    --------
Operating profit from continuing operations                 $     65    $     74

Share-based compensation                                          10           8
                                                            --------    --------
Operating profit from continuing operations excluding
share-based compensation                                    $     75    $     82
                                                            ========    ========

RECONCILIATION OF EARNINGS PER DILUTED SHARE FROM
-------------------------------------------------
CONTINUING OPERATIONS TO EARNINGS PER DILUTED SHARE FROM
--------------------------------------------------------
CONTINUING OPERATIONS EXCLUDING SHARE-BASED COMPENSATION
--------------------------------------------------------

                                                               LOW        HIGH
                                                            --------    --------
Earnings per diluted share from continuing operations       $   1.05    $   1.31

Share based compensation                                        0.30        0.25
                                                            --------    --------
Earnings per diluted share from continuing operations
excluding share-based compensation                          $   1.35    $   1.56
                                                            ========    ========

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